UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On May 13, 2016, Rhino Energy LLC (the “Company”), a wholly owned subsidiary of Rhino Resource Partners LP (the “Partnership”), as borrower, and the Partnership and certain of its subsidiaries, as guarantors, entered into an amendment (the “Fifth Amendment”) of its Amended and Restated Credit Agreement with PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the lenders party thereto  (“Amended and Restated Credit Agreement”). This Fifth Amendment extends the term of the senior secured credit facility to July 31, 2017. Per the Fifth Amendment, the credit facility will be automatically extended to December 31, 2017 if revolving credit commitments are reduced to $55 million or less on or before July 31, 2017.

The Fifth Amendment immediately reduces the revolving credit commitments under the credit facility to a maximum of $75 million and maintains the amount available for letters of credit at $30 million. The Fifth Amendment further reduces the revolving credit commitments over time on a dollar-for-dollar basis in amounts equal to each of the following: (i) the face amount of any letter of credit that expires or whose face amount is reduced by any such dollar amount, (ii) the net proceeds received from any asset sales, and (iii) the scheduled capital contributions by Royal Energy Resources Inc. (“Royal”) (as outlined below), (iv) the net proceeds from the issuance of any equity by the Partnership up to $20.0 million (other than equity issued in exchange for any Royal contribution as outlined in the Securities Purchase Agreement or the Royal scheduled capital contributions to the Partnership as outlined below) or (v) the incurrence of any subordinated debt. The first $11 million of proceeds received from any equity issued by the Partnership described in clause (iv) above shall also satisfy the Royal scheduled capital contributions as outlined below.

The Fifth Amendment requires Royal to contribute $2 million each quarter beginning September 30, 2016 through September 30, 2017 and $1 million on December 1, 2017, for a total of $11 million. The Fifth Amendment further reduces the revolving credit commitments as follows:

Date of Reduction	Reduction Amount
September 30, 2016	The lesser of (i) $2 million or (ii) the positive difference (if any) of $2 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)
December 31, 2016	The lesser of (i) $2 million or (ii) the positive difference (if any) of $4 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)
March 31, 2017	The lesser of (i) $2 million or (ii) the positive difference (if any) of $6 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)
June 30, 2017	The lesser of (i) $2 million or (ii) the positive difference (if any) of $8 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)
September 30, 2017	The lesser of (i) $2 million or (ii) the positive difference (if any) of $10 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)
December 1, 2017	The lesser of (i) $1 million or (ii) the positive difference (if any) of $11 million minus the proceeds from the issuance of any Partnership equity (excluding any Royal equity contributions)

The Fifth Amendment requires that on or before March 31, 2017, the Partnership shall have solicited bids for the potential sale of certain non-core assets, satisfactory to the administrative agent, and provided the administrative agent, and any other lender upon its request, with a description of the solicitation process, interested parties and any potential bids. The Fifth Amendment limits any payments by the Partnership to its general partner to: (i) the usual and customary payroll and benefits of the Partnership’s management team so long as the Partnership’s management team remains employees of the Partnership’s general partner, (2) the usual and customary board fees of the general partner, and (3) the usual and customary general and administrative costs and expenses of the general partner incurred in connection with the operation of its business in an amount not to exceed $0.3 million per fiscal year. The Fifth Amendment limits asset sales to a maximum of $5 million unless the Partnership receives consent from the lenders. The Fifth Amendment alters the maximum leverage ratio, calculated as of the end of the most recent month, on a trailing twelve-month basis, as follows:

Period	Ratio
For the month ending April 30, 2016, through the month ending May 31, 2016	7.50 to 1.00
For the month ending June 30, 2016, through the month ending August 31, 2016	7.25 to 1.00
For the month ending September 30, 2016, through the month ending November 30, 2016	7.00 to 1.00
For the month ending December 31, 2016, through the month ending March 31, 2017	6.75 to 1.00
For the month ending April 30, 2017, through the month ending June 30, 2017	6.25 to 1.00
For the month ending July 31, 2017, through the month ending November 30, 2017	6.0 to 1.00
For the month ending December 31, 2017	5.50 to 1.00

The leverage ratios above shall be reduced by 0.50 to 1.00 for every $10 million of aggregate proceeds received by the Partnership from: (i) the issuance of equity by the Partnership (excluding any Royal capital contributions) and/or (ii) the proceeds received from the sale of assets, provided that the leverage ratio shall not be reduced below 3.50 to 1.00. The Fifth Amendment removes the $5.0 million minimum liquidity requirement and requires the Partnership to have any deposit, securities or investment accounts with a member of the lending group.

All other terms of the Amended and Restated Credit Agreement were not affected by the Fifth Amendment.

The foregoing description is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated May 13, 2016 by and among Rhino Energy LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the guarantors and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: May 16, 2016
	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated May 13, 2016 by and among Rhino Energy LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the guarantors and lenders party thereto.